Exhibit 4.6
AMENDMENT NO. 4 TO INVESTORS’ RIGHTS AGREEMENT
     THIS AMENDMENT NO. 4 TO INVESTORS’ RIGHTS AGREEMENT is entered into effective this 12th day of September, 2008 (this “Amendment No. 4”), by and among Cardiovascular Systems, Inc., a Minnesota corporation (the “Company”), Silicon Valley Bank (“SVB”), and the Investors signatory hereto.
RECITALS
     WHEREAS, this Amendment No. 4 amends an Investor’s Rights Agreement, dated July 19, 2006 (the “Investors’ Rights Agreement”) by and between the Company and the “Investors” set forth on Schedule A thereto and “Stockholders” set forth on Schedule B thereto, as amended by Amendment No. 1 to Investor’s Rights Agreement, dated October 3, 2006 by and between the Company, ITX International Equity Corp. and the “Investors” signatory thereto, and Amendment No. 2 to Investor’s Rights Agreement, dated September 19, 2007 by and between the Company, the Series A-1 Convertible Preferred Stockholders and the “Investors” signatory thereto, and Amendment No. 3 to Investor’s Rights Agreement, dated December 17, 2007 by and between the Company, the Series B Convertible Preferred Stockholders and the “Investors” signatory thereto;
     WHEREAS, the Company has agreed to issue a warrant to SVB to purchase up to 13,000 shares of Series B Convertible Preferred Stock (the “Warrant”) in connection with that certain Loan and Security Agreement between SVB and the Company, dated September 12, 2008;
     WHEREAS, the Warrant provides that SVB will become a party to the Investor’s Rights Agreement upon exercise or conversion of the Warrant;
     WHEREAS, on July 22, 2008, the Company’s Board of Directors approved the SVB transaction, including the issuance of the Warrant and the granting of registration rights thereunder pursuant to the Investors’ Rights Agreement; and
     WHEREAS, Investors executing this Amendment No. 4 hold at least 66 2/3% of the combined voting power of the outstanding shares of Series A Preferred Stock and any Common Stock issued upon conversion of the Series A Preferred Stock.
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment No. 4, the sufficiency of which is hereby acknowledged, the parties hereto agree as set forth below:
1.	Defined Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Investor’s Rights Agreement.

2.	The Series B Convertible Preferred Stock to be issued pursuant to the Warrant shall be deemed additional shares of Series A Preferred Stock for purposes of the Investor’s Rights Agreement. For purposes of clarity, it is acknowledged and agreed that any shares of Common Stock that are issued upon conversion of any such Series B Convertible

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Preferred Stock shall be deemed “Series A Registrable Securities” for purposes of the Investor’s Rights Agreement.

3.	Automatically upon the exercise or conversion of the Warrant by SVB (or any successors or permitted transferees or assigns under the Warrant) (the “Warrant Holder”), Schedule A shall be amended to add the Warrant Holder as an Investor and the Warrant Holder shall be deemed an Investor as that term is used in the Investor’s Rights Agreement.

4.	This Amendment No. 4 may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Any counterpart or other signature to this Amendment No. 4 that is delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Amendment No. 4.

5.	Except as set forth herein, all other terms and conditions of the Investor’s Rights Agreement remain the same.

6.	This Amendment No. 4 shall be effective upon the issuance of the Warrant to SVB. If the Warrant is not so issued, this Amendment No. 4 shall have no force or effect.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Investor’s Rights Agreement effective the date first written above.

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
	Name:	Laurence Betterley
	Title:	Chief Financial Officer

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Investor’s Rights Agreement effective the date first written above.

EASTON HUNT CAPITAL PARTNERS, L.P.

By:	EHC GP, L.P. its General Partner
By:	EHC GP, Inc., its General Partner

By:	/s/ Richard P. Schneider

Name: Richard P. Schneider
Title: Vice President and Secretary

EASTON CAPITAL PARTNERS, LP

By:	ECP GP, LLC
By:	ECP GP, Inc., its Manager

By:	/s/ Richard P. Schneider

Name: Richard P. Schneider
Title: Vice President and Secretary

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Investor’s Rights Agreement effective the date first written above.

MAVERICK FUND, L.D.C.

By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ John T. McCafferty

Name: John T. McCafferty
Title: Limited Partner and General Counsel

MAVERICK FUND USA, LTD.

By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ John T. McCafferty

Name: John T. McCafferty
Title: Limited Partner and General Counsel

MAVERICK FUND II, LTD.

By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ John T. McCafferty

Name: John T. McCafferty
Title: Limited Partner and General Counsel

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Investor’s Rights Agreement effective the date first written above.

MITSUI & CO. VENTURE PARTNERS II, L.P.

By:	Mitsui & Co. Venture Partners, Inc.
Its General Partner

By:	/s/ Koichi Ando

Name: Koichi Ando
Title: President and CEO

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Investor’s Rights Agreement effective the date first written above.

ITX INTERNATIONAL EQUITY CORP.
By:	/s/ Takehito Jimbo
	Name:	Takehito Jimbo
	Title:	President and CEO

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Investor’s Rights Agreement effective the date first written above.

WHITEBOX HEDGED HIGH YIELD PARTNERS, LP
By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Director and COO

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Investor’s Rights Agreement effective the date first written above.

WELLSPRING CAPITAL
By:	/s/ George White
	Name:	George White
	Title:	Managing Member

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Investor’s Rights Agreement effective the date first written above.

GDN HOLDINGS LLC
By:	/s/ Glen D. Nelson
Name:
Title:

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Investor’s Rights Agreement effective the date first written above.

SILICON VALLEY BANK
By:	/s/ Benjaman Johnson
	Name:	Benjaman Johnson
	Title:	Deal Team Leader